Exhibit 1.01

SMART Technologies Inc.

Conflict Minerals Report for the reporting period

January 1, 2015 through December 31, 2015

Introduction

SMART Technologies Inc., also referred to as “SMART”, “we”, “our”, and “us”, is a manufacturer of interactive flat panels, interactive white boards and dry erase capture boards used in the fields of education, business, government, and military. We are also a manufacturer of interactive tables, interactive pen displays, document cameras, conferencing software, and interactive learning software.

This Conflict Minerals Report (“Report”) for the period January 1, 2015 through December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule imposes certain reporting obligations on issuers that have registered their securities with the Securities and Exchange Commission (“SEC”) if the products they manufacture contain certain minerals that are necessary to the functionality or production of such products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (all of these minerals are referred to collectively in this Report as “Conflict Minerals”). The Rule focuses on Conflict Minerals emanating from the Democratic Republic of Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If an issuer has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence with respect to the Conflict Minerals’ source and chain of custody and submit a report to the SEC that includes a description of those due diligence measures.

This Report relates to the process undertaken for products that were manufactured, or contracted to be manufactured, by SMART during calendar year 2015 and that contain Conflict Minerals.

Executive Summary

SMART performed a Reasonable Country of Origin Inquiry (“RCOI”) with respect to suppliers believed to provide SMART with materials or components containing Conflict Minerals necessary to the manufacturing of SMART’s products. As of February 5, 2016, SMART’s suppliers identified 294 valid smelters and refiners (to enhance readability, smelters and refiners are generally referred to in this Report collectively as “smelters”). Of these 294 smelters, SMART identified 39 as sourcing (or there was a reason to believe they may be sourcing) Conflict Minerals from the Covered Countries. SMART’s due diligence review indicated that 37 of these smelters have been audited and recognized as conflict-free by the Conflict Free Smelter Program (“CFSP”). The remaining two smelters sourcing Conflict Minerals from the Covered Countries were subject to SMART’s risk mitigation process according to the OECD Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”) and did not require removal from SMART’s supply chain.

Based on these results, the products manufactured by or for SMART are DRC Conflict Free for the 2015 reporting period.

Management Systems

SMART established strong management systems according to Step 1 of the OECD Due Diligence Guidance. SMART’s systems included the following:

•	Step 1A—Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas.

•	Implemented a conflict minerals policy.

•	Policy made publicly available: http://smarttech.com/About+SMART/About+SMART/ Commitment/Conflict+Mineral

•	Policy communicated directly to suppliers as part of RCOI process.

•	Step 1B—Structure internal management to support supply chain due diligence.

•	Maintained an internal cross-functional team to support supply chain due diligence.

•	Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence.

•	Applied the resources necessary to support the operation and monitoring of these processes, including internal resources and external consulting support.

•	Step 1C—Establish a system of controls and transparency over the mineral supply chain.

•	Implemented a process to collect required smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and due diligence sections of this Report.

•	Step 1D—Strengthen company engagement with suppliers.

•	Directly engaged suppliers during RCOI process.

•	Reviewed supplier responses as part of RCOI process.

•	Added conflict minerals compliance to new supplier contracts and SMART’s supplier code of conduct.

•	Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.

•	Step 1E—Establish a company-level, or industry-wide, grievance mechanism as an early-warning risk awareness system.

•	Recognized the CFSP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine-level grievances.

•	SMART’s ethics violations reporting system allows employees to voice confidentially, without any fear of retribution, any concerns with the violations of the SMART’s conflict minerals policy.

Reasonable Country of Origin Inquiry

SMART designed its RCOI process in accordance with Step 2A and 2B of the OECD Due Diligence Guidance. SMART’s RCOI process involved two stages:

•	Stage 1—Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)

•	Stage 2—Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI

SMART designed its supplier RCOI process to identify, through the exercise of its best efforts, the smelters in SMART’s supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. SMART’s supplier RCOI process for the 2015 reporting period included the following:

•	Developing a list of suppliers providing components to SMART that contain Conflict Minerals.

•	Contacting each supplier and requesting the industry standard Conflict Minerals Reporting Template, including smelter information.

•	Reviewing supplier responses for accuracy and completeness.

•	Amalgamating supplier-provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry-recognized audit protocols.

•	Reviewing the final smelter list (and comparing it to industry peers) to determine whether SMART identified reasonably all of the smelters in its supply chain.

For the 2015 reporting period, SMART’s RCOI process was executed by Claigan Environmental Inc. (“Claigan”). The design of Claigan’s process was independently audited in 2015 against the requirements of Step 2 of the OECD Due Diligence Guidance.

SMART’s suppliers identified 294 smelters in their supply chains. A list of these smelters is included in the Smelters section at the end of this Report.

Smelter RCOI

Due to the overlap between smelter RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this Report.

Due Diligence

SMART’s Due Diligence Process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance.

Smelter RCOI and Due Diligence

SMART’s smelter RCOI and due diligence processes were designed to

•	Identify the scope of the risk assessment of the mineral supply chain (OECD Step 2B).

•	Assess whether the smelters have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Step 2C).

•	Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the mineral smelter’s own facilities (OECD Step 2D).

SMART’s smelter RCOI and Due Diligence Process included the following:

•	For each smelter identified in SMART’s supply chain

•	Direct engagement of the smelter (including information publicly available on the smelter’s website) to determine whether the smelter sources from the Covered Countries.

•	For smelters that declared directly or through their relevant industry association that they did not source from the Covered Countries, and were not recognized as conflict-free by the CFSP, SMART reviewed publicly available information to determine whether there was any evidence contrary to the smelter’s declaration. The sources reviewed included

•	Public internet search (Google) of the facility in combination with each of the Covered Countries

•	Review of specific NGO publications. NGO publications reviewed included

•	Enough Project

•	Global Witness

•	Southern Africa Resource Watch

•	Radio Okapi

•	The most recent UN Group of Experts report on the DRC.

•	For smelters that did not respond to direct engagement, SMART reviewed publicly available sources to determine whether there was ‘any reason to believe’ that the smelter may have sourced from the Covered Countries during the reporting period.

•	SMART reviewed the same sources as those used to compare against smelter sourcing declarations.

•	For high-risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries), SMART requires that the smelter be audited and recognized as conflict-free by the CFSP.

•	For high-risk smelters that have not been audited and recognized as conflict-free by the CFSP, SMART communicates the risk to a designated member of senior management (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.

SMART’s suppliers identified 294 smelters. SMART identified 39 smelters that source, or there is a reason to believe they source, from the Covered Countries. SMART determined that 37 of these 39 smelters have been audited and recognized as conflict-free by the CFSP. SMART conducted risk mitigation on the remaining two smelters.

Risk Mitigation

SMART conducted risk mitigation on two smelters that were not recognized as conflict-free by the CFSP and were sourcing from the Covered Countries. SMART’s risk mitigation was designed in accordance with Step 3B of the OECD Due Diligence Guidance and was reported to its Vice President, Hardware in accordance with Step 3A of the OECD Due Diligence Guidance. SMART’s risk mitigation process included the following:

•	Additional due diligence to determine whether there was any reason to believe the smelter directly or indirectly financed or benefitted armed groups in the Covered Countries.

•	Verifying with internal stakeholders and relevant suppliers whether Conflict Minerals from the specific smelter were actually in SMART’s supply chain in the 2015 reporting period.

•	Verify the risks associated with each high-risk smelter.

SMART did not require the removal of smelters subject to SMART’s risk mitigation process if there was no reason to believe they had directly or indirectly financed or benefitted armed groups in the Covered Countries. These smelters are scheduled to be re-visited in the 2016 reporting period. This process is consistent with Step 3B of the OECD Due Diligence Guidance and helps prevent unnecessary boycotts of the Covered Countries.

Risk mitigation was required for two smelters verified by suppliers to likely be in SMART’s supply chain.

Tin Smelter—Rwanda

•	Smelter provided a detailed due diligence report for 2014.

•	Recognized by the CFSP as ‘active’ (undergoing an independent audit with reference to an industry-recognized protocol).

•	The CFSP does not encourage the removal of a smelter from the supply chain as long as the smelter is recognized as active.

•	No reason to believe, from publicly available sources and provided due diligence reports, that the tin smelter directly or indirectly financed or benefitted armed groups in the Covered Countries.

•	Does not require removal from the SMART supply chain. The smelter’s status will be reviewed in the 2016 reporting period.

Gold Refiner—United Arab Emirates (UAE)

•	Refiner provided a detailed due diligence report for 2014

•	Refiner was audited and deemed compliant with the DMCC Responsible Sourcing of Precious Metals Review Protocol (“DMCC Audit”).

•	The DMCC Audit is not yet recognized by the CFSP, but it is to be reviewed for recognition by the CFSP in 2016.

•	No reason to believe, from publicly available sources and provided due diligence reports, that the gold refiner directly or indirectly financed or benefitted armed groups in the Covered Countries.

•	Does not require removal from the SMART supply chain. The refiner’s status will be reviewed in the 2016 reporting period.

Improvement Plan

SMART is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary Conflict Minerals in SMART’s products could directly or indirectly benefit or finance armed groups in the Covered Countries:

a.	Including a conflict minerals clause in all new and renewing supplier contracts.

b.	Continuing to drive our suppliers to obtain current, accurate, and complete information about the smelters in their supply chains.

c.	Engaging smelters sourcing from the Covered Countries to become audited and certified with respect to a protocol recognized by the CFSP.

d.	Follow up in 2016 on smelters requiring risk mitigation, but not removal from SMART’s supply chain.

Smelters

Below are the smelters reported to SMART as likely in SMART’s supply chain in the 2015 reporting period.

Metal	Smelter
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Aktyubinsk Copper Company TOO
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asahi Refining Canada Limited
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Bauer Walser AG
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery—Glencore Canada Corporation
Gold	Cendres + Métaux SA
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.

Gold	Do Sung Corporation
Gold	Doduco
Gold	Dowa
Gold	Eco-System Recycling Co., Ltd.
Gold	Elemetal Refining, LLC
Gold	Emirates Gold DMCC
Gold	Faggi Enrico S.p.A.
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.
Gold	Geib Refining Corporation
Gold	Guangdong Jinding Gold Limited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Heimerle + Meule GmbH
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Group Co., Ltd.
Gold	Hwasung CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Japan Mint
Gold	Jiangxi Copper Company Limited
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Metal Co., Ltd.
Gold	Korea Zinc Co. Ltd.
Gold	Kyrgyzaltyn JSC
Gold	L’ azurde Company For Jewelry
Gold	Lingbao Gold Company Limited
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation

Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)
Gold	OJSC Kolyma Refinery
Gold	OJSC Novosibirsk Refinery
Gold	PAMP SA
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox SA
Gold	Rand Refinery (Pty) Ltd.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	Schone Edelmetaal B.V.
Gold	SEMPSA Joyería Platería SA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	So Accurate Group, Inc.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore SA Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.

Gold	Valcambi SA
Gold	Western Australian Mint trading as The Perth Mint
Gold	Yamamoto Precious Metal Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongkuang Gold Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Zijin Mining Group Co., Ltd. Gold Refinery
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	Conghua Tantalum and Niobium Smeltry
Tantalum	Duoluoshan
Tantalum	D Block Metals, LLC
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck GmbH Goslar
Tantalum	H.C. Starck GmbH Laufenburg
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co.KG
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Hi-Temp Specialty Metals, Inc.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	KEMET Blue Powder
Tantalum	King-Tan Tantalum Industry Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Molycorp Silmet A.S.
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	Plansee SE Liezen
Tantalum	Plansee SE Reutte
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltry Co., Ltd.

Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals
Tantalum	Telex Metals
Tantalum	Tranzact, Inc.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.
Tantalum	Zhuzhou Cemented Carbide
Tin	Alpha
Tin	An Thai Minerals Company Limited
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	China Tin Group Co., Ltd.
Tin	CNMC (Guangxi) PGMA Co., Ltd.
Tin	Cooperativa Metalurgica de Rondônia Ltda.
Tin	CV Ayi Jaya
Tin	CV Gita Pesona
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	Elmet S.L.U (Metallo Group)
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Feinhütte Halsbrücke GmbH
Tin	Fenix Metals
Tin	Gejiu Jinye Mineral Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi Ketai Advanced Material Co., Ltd.
Tin	Linwu Xianggui Ore Smelting Co., Ltd.
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S/A
Tin	Metallic Resources, Inc.
Tin	Metallo-Chimique N.V.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.
Tin	Nghiem Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing Philippines, Inc.

Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	Operaciones Metalurgical S.A.
Tin	Phoenix Metal Ltd.
Tin	PT Alam Lestari Kencana
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT DS Jaya Abadi
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT Inti Stania Prima
Tin	PT Justindo
Tin	PT Karimun Mining
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Pelat Timah Nusantara Tbk
Tin	PT Prima Timah Utama
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tirus Putra Mandiri
Tin	PT Wahana Perkit Jaya
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Thaisarco
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Group (Holding) Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.
Tungsten	Dayu Weiliang Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganxian Shirui New Material Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck GmbH
Tungsten	H.C. Starck Smelting GmbH & Co.KG
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Pobedit, JSC
Tungsten	Sanher Tungsten Vietnam Co., Ltd.
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Thirty-nine of the smelters above declared to be sourcing or there was reason to believe are sourcing from the Covered Countries. Under the Rule, the requirement is to identify whether a smelter is sourcing from the Covered Countries, and there is no requirement that the specific Covered Country be identified by the smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified Covered Countries are the Democratic Republic of the Congo, Rwanda, Burundi, and Tanzania.

Independent Private Sector Audit of this Report

We obtained an independent private sector audit of this Report by Resource Consulting Services Limited, which is set forth as Appendix A to this Report.

Appendix A to Conflict Minerals Report of SMART Technologies Inc.

INDEPENDENT PRIVATE SECTOR AUDIT REPORT

DODD-FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT, SECTION 1502

SMART Technologies Inc.

To Board of Directors,

Resource Consulting Services Limited (“RCS Global” or “RCS”) conducted an Independent Private Sector Audit (IPSA) of SMART Technologies Inc. (“the Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2015. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:

1) Whether the design of the Company’s due diligence framework as set forth in Sections on Company Management Systems and Due Diligence the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is in conformity, in all material respects, with the criteria set forth in the Organisation of Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition 2013 (“OECD Guidance”), and

2) Whether the Company’s description of the due diligence measures it performed, as set forth in the Section on Due Diligence in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is consistent with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. The opinion or conclusion in this audit report is in relation to the two audit objectives. These audit objectives are narrowly defined and do not include the auditor’s opinion on:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance.

•	The completeness of the Company’s description of the due diligence measures performed.

•	The suitability of the design or operating effectiveness of the Company’s due diligence process.

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance.

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof.

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

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Consequently, we do not express an opinion or conclusion on the matters listed above or any other matters included in any section of the Conflict Minerals Report other than the design of the Company’s due diligence framework and the Company’s description of the due diligence measures it performed as set forth in the Sections mentioned in the audit objectives.

We conducted this performance audit in accordance with generally accepted government auditing standards, in particular Chapters 1, 2, 3, 6 and 7 of the U.S. Government Accountability Office Generally Accepted Government Auditing Standards, Revision of December 2011. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives.

For the first audit objective, we reviewed policies, processes and procedures describing the design of the due diligence framework and conducted interviews with the persons directly responsible for the conflict minerals program at the Company as well as phone interviews with the third party service provider responsible for the design of the due diligence framework. For the second audit objective we reviewed records supporting the implementation of due diligence measures as described in the Conflict Minerals Report and conducted interviews with the persons of the Company and the third party service provider directly involved in the implementation of these measures. For the second audit objective we adopted a sampling approach for the review of records, taking into account the type of mineral, the total population as well as type and level of risk associated with sourcing practices of supply chain actors.

We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.

Management was provided an opportunity to review and offer comments on a draft of this report and did not have any comments to the draft report.

In our opinion,

•	The design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2015, as set forth in the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•	The Company’s description of the due diligence measures it performed as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is consistent with the due; diligence process that the Company undertook.

Resource Consulting Services Limited

London, 06 May 2016

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